EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
bebe stores, inc.

We consent to the incorporation by reference in Registration Statement Nos. 333-65201 and 333-62096 of bebe stores, inc. on Form S-8 of our report dated August 20, 2004, appearing in this Annual Report on Form 10-K of bebe stores, inc. for the fiscal year ended June 30, 2004.

/s/ Deloitte & Touche LLP

San Francisco, California
September 13, 2004